___________________________________________________________________________
 		SECURITIES AND EXCHANGE COMMISSION
		    Washington, D. C.  20549


			    FORM 8-K


 			CURRENT REPORT


 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


		Date of Report:   June 14, 1996
		Date of earliest
 		event reported:   June 3, 1996


		       Apple Computer, Inc.
       (Exact name of registrant as specified in its charter)


	California	 		0-10030		  94-2404110
(State or other jurisdiction of	  (Commission File 	(I.R.S. Employer
 incorporation or organization)		Number)		Identification No.)


		1 Infinite Loop, Cupertino, California 95014
		  (Address of principal executive offices)


 Registrant's telephone number, including area code:  (408) 996-1010


			    Not Applicable
     (Former name or former address, if changed since last report.)



			Exhibit Index on Page 4

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

		Information Included in this Report

Items 1 through 4, 6 and 8 Not Applicable.

Item 5.	Other Events.

	(i) Reference is made to the press release issued to the public by the registrant on June 3, 1996, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.

	(ii) Reference is made to the press release issued to the public by the registrant on June 4, 1996, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.

	(iii) Reference is made to the press release issued to the public by the registrant on June 10, 1996, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

		(c)	Exhibits

			99.1	Text of press release dated June 3, 1996.

			99.2	Text of press release dated June 4, 1996.

			99.3	Text of press release dated June 10, 1996.


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



				SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					APPLE COMPUTER, INC.



					By:/s/ Fred D. Anderson
					Fred D. Anderson,
					Executive Vice President and Chief
					Financial Officer

Date:  June 14, 1996


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


				INDEX TO EXHIBITS

Exhibit	Document				        Page
99.1	Text of Press Release dated June 3, 1996	5
99.2	Text of Press Release dated June 4, 1996	6
99.3	Text of Press Release dated June 10, 1996	7

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

				  Exhibit 99.1

For Immediate Release


Apple Computer, Inc. Announces Intention to Place Convertible Subordinated Notes Due 2001

CUPERTINO, California--June 3, 1996--Apple Computer, Inc. (NASDAQ: AAPL)

today announced that it intends to issue, through an underwritten offering,

Convertible Subordinated Notes due 2001 (the "Notes") in the United States

and internationally.  In the United States, the Notes will be sold only to qualified institutional buyers pursuant to Rule 144A and to a limited number of institutional accredited investors.  The final terms and size of the offering are expected to be announced the morning of Tuesday, June 4th.  The transaction is expected to close in early June.


The Notes will be redeemable at the option of the Company after three years and will be convertible into Common Stock of the Company.


The Company intends to use the proceeds from the sale of the Notes for working capital and other general corporate purposes.


The Notes and the Common Stock issuable upon the conversion thereof have not been registered under the Securities Act of 1933 or state securities laws and may not be sold in the United States absent registration or qualification or an applicable exemption from registration or qualifications requirements.

Contact:
Nancy Paxton
Apple Computer, Inc.
(408) 974-5420
email:paxtonl@applelink.apple.com

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


				Exhibit 99.2


June 4, 1996

Apple Computer, Inc. Announces $575,000,000 Convertible Subordinated Notes Due 2001 Placement

CUPERTINO, California--June 4, 1996--Apple Computer, Inc. (NASDAQ: AAPL)

today announced that it is issuing, through an underwritten offering, $575 million aggregate principal amount of Convertible Subordinated Notes due 2001

(the "Notes") in the United States and internationally.  In the United States,

the Notes will be sold only to qualified institutional buyers pursuant to Rule

144A and to a limited number of institutional accredited investors.  The transaction is expected to close on June 7, 1996.


The Notes will be redeemable at the option of the company after three years,

will have a 6.00% coupon and will be convertible into Common Stock of the company at a conversion price of $29.205 per share.  The company also granted the underwriters an option for 30 days to purchase up to an additional $86.25 million of Notes to cover over-allotments.


The Company intends to use the proceeds from the sales of the Notes for working capital and other general corporate purposes.


The Notes and the Common Stock issuable upon the conversion thereof have not been registered under the Securities Act of 1933 or state securities laws and may not be sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.


Press Information Contact:

Nancy Paxton
Apple Computer, Inc.
(408) 974-5420
email: paxtonl@applelink.apple.com

Apple's home page on the World Wide Web: http//www.apple.com/

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


				Exhibit 99.3

June 10, 1996

Apple Completes $661.25 Million Convertible Debt Placement


CUPERTINO, California--June 10, 1996--Apple Computer, Inc. (NASDAQ: AAPL)

announced today the successful completion of a $661.25 million private placement of convertible subordinated debentures due June 1, 2001.


"Completion of this transaction brings Apple's cash balance to approximately

$1.3 billion and significantly reinforces the Company's capital structure,

" said Apple Executive Vice President and Chief Financial Officer Fred

Anderson.  "Moreover, we expect it will provide us with sufficient liquidity to execute against our newly-formed strategic plans which are designed to return the company to profitability."


On May 13, Apple Chairman and Chief Executive Officer Dr. Gilbert F. Amelio

described the framework of Apple's new strategic direction.  Among the key elements of the strategy are capitalization on the convergence of computing and communications, a focus on Internet products and solutions, renewed emphasis on providing superior value to customers and a commitment to disciplined business practices.


On May 31, the Company announced a realignment of its organization to support its new strategy.  The new organization structure promotes managerial accountability, streamlined decision-making and customer orientation.



The notes and the common stock issuable upon the conversion thereof have not been registered under the Securities Act of 1933 or state securities laws and may not be sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.


Apple Computer, Inc., a recognized innovator in the information industry and leader in multimedia technologies, creates powerful solutions based on easy-to-use personal computers, servers, peripherals, software, personal digital assistants and Internet content.  Headquartered in Cupertino,

California, Apple develops, manufactures, licenses and markets solutions,

products, technologies and services for business, education, consumer,

entertainment, scientific and engineering and government customers in more than 140 countries.


Press and Investor Relations Contact:
Nancy Paxton
Apple Computer, Inc.
(408) 974-5420
email: paxtonl@applelink.apple.com

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